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                                                                    EXHIBIT 23.1

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                                               KESSELMAN & KESSELMAN
                                               Certified Public Accountants
                                               (lsr.)
                                               Trade Tower, 25 Hamered Street
                                               Tel Aviv 68125 Israel
                                               P.O. Box 452 Tel Aviv 61003
                                               Israel
                                               Telephone +972-3-7954555
                                               Facsimile +972-3-7954556

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Re: Robomatix Technologies Ltd. (the "Company")

We hereby consent to the inclusion of our report dated July 4, 1999, on the Consolidated Financial Statements of the Company as of December 31, 1998, in the Annual Report on Form 20-F of the Company (File No. 1-12666).

Sincerely yours

/s/ Kesselman & Kesselman

Tel-Aviv, Israel
  July 14, 1999